UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Carnival plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a series of questions and answers relating to the proposed unification and redomiciliation transactions, provided by Carnival Corporation and Carnival plc on December 19, 2025.

Carnival Corporation Unifies DLC Arrangement

WEBSITE Q&As

WHAT IS CHANGING

Q:	What is changing in Carnival Corporation & plc’s corporate structure?

A:	Carnival Corporation & plc has announced that its Boards of Directors recommend unifying its dual listed company (DLC) arrangement under a single company and migrating Carnival Corporation’s place of legal incorporation from the Republic of Panama to Bermuda under the name “Carnival Corporation Ltd,” subject to shareholder and regulatory approval. Carnival Corporation & plc is currently organized as two separate legal entities but operates as a single economic enterprise with a single executive management team and identical Boards of Directors. Carnival Corporation is listed on the New York Stock Exchange (NYSE) in the United States and Carnival plc is listed on the London Stock Exchange (LSE) in the United Kingdom, with its American Depositary Shares listed on the NYSE.

A unified entity will result in a single listing on the NYSE (under Carnival Corporation with Carnival plc as its wholly owned UK subsidiary) and a single share price globally, which will eliminate the current difference in the share price between the U.S. and the UK markets. Unification is also expected to benefit the company and its shareholders by simplifying governance, streamlining regulatory reporting, and lowering audit, legal and administrative costs.

These moves will not change the company’s business fundamentals, including strategy, underlying assets and operations, commitment to the vital UK market and Southampton presence, Board composition, executive leadership team, guest experience or team member roles. The unification and legal incorporation in Bermuda are expected to preserve key shareholder voting and economic rights.

Q:	Why does Carnival Corporation & plc have a dual listed company structure?

A:	The DLC arrangement was put in place in 2003 during the combination of Carnival Corporation and P&O Princess Cruises plc (now Carnival plc). The DLC arrangement allowed P&O Princess Cruises shareholders to stay invested in the combined entity through the LSE listing of Carnival plc and Carnival Corporation shareholders to stay invested in the combined entity through the NYSE listing of Carnival Corporation.

Q:	Why has Carnival Corporation chosen to keep its main listing on the NYSE rather than the LSE?

A:	Since the DLC arrangement was put in place, equity markets have become increasingly global. The vast majority of Carnival Corporation & plc's shares today are traded on the NYSE, the world’s largest stock exchange by total market capitalization and accessible to most investors worldwide. The market capitalization of the LSE listing represents only approximately 10% of Carnival Corporation & plc's combined market capitalization, and a small minority of shares traded.

Q:	Why has Carnival Corporation chosen to move where the company is officially registered from Panama to Bermuda?

A:	Changing Carnival Corporation’s place of legal incorporation to Bermuda is a strategic move to position the company within a jurisdiction that is widely recognized and aligned with international financial standards.

Q:	Does this mean that Carnival Corporation will be a Bermuda company? Is the company moving its headquarters from Miami to Bermuda?

A:	From a legal perspective, Carnival Corporation will become a Bermuda company, legally registered as Carnival Corporation Ltd.

While Carnival Corporation is updating its place of legal incorporation, its global headquarters will remain in Miami, Florida, U.S., and it will continue to have a substantial presence in the UK supporting the company’s global operations.

Q:	Will unification and legal incorporation in Bermuda have any impact on Carnival Corporation & plc’s business fundamentals, operations, Boards of Directors or management team?

A:	No. Unification and legal incorporation in Bermuda will not change Carnival Corporation’s business fundamentals, including strategy, underlying assets and operations, commitment to the vital UK market and Southampton presence, Board composition, executive leadership team, guest experience or team member roles. The unification and legal incorporation in Bermuda are also expected to preserve key shareholder voting and economic rights.

Q:	Is this a significant change for Carnival Corporation?

A:	No. This is merely a simplification of the company’s technical administrative corporate structure. It eliminates unnecessary complexity and is expected to deliver benefits to shareholders, but does not change the company’s business fundamentals, including strategy, underlying assets and operations, commitment to the vital UK market and Southampton presence, Board composition, executive leadership team, guest experience or team member roles.

Q:	What are the benefits of a unified corporate structure?

A:	Unification creates a less complex corporate structure that is expected to help drive value for the company and its shareholders by simplifying governance, reducing administrative obligations, streamlining regulatory reporting requirements and lowering audit, legal and administrative costs. It’s an important step in positioning the company for the future.

Having a single share listing on the NYSE is expected to make the shares more liquid and increase the shares' weighting in major U.S. stock indexes.

Q:	Why does Carnival Corporation & plc want to make this change now? Who initiated this process?

A:	The process was initiated by the executive leadership and Boards of Directors of Carnival Corporation & plc based on a regular review of the DLC arrangement to ensure it is fit-for-purpose. During that process, it was determined that now is the right time to unify the corporate structure to help drive additional value for the company and its shareholders by simplifying governance, reducing administrative obligations, streamlining regulatory reporting requirements, and lowering audit, legal and administrative costs.

The executive leadership and Board also initiated the process to migrate Carnival Corporation’s place of legal incorporation to Bermuda, a jurisdiction widely recognized and aligned with international financial standards. These are important steps in positioning the company for the future.

Q:	What are the steps and timelines to unify Carnival Corporation & plc’s corporate structure?

A:	Carnival Corporation & plc announced on December 19, 2025, the Boards of Directors' recommendation to unify the company’s DLC arrangement and migrate Carnival Corporation’s place of legal incorporation to Bermuda. Additional shareholder materials relating to the proposals are expected to be issued to Carnival Corporation and Carnival plc shareholders in February 2026. The plans are expected to be put to shareholders for approval at shareholders' meetings intended to be held in or around April 2026. Subject to all shareholder approval and receipt of the regulatory and court approvals necessary to proceed, the unification and legal incorporation in Bermuda are expected to become effective before the end of the second quarter of 2026.

It is expected that Carnival plc will be de-listed from the LSE, and that its American Depositary Shares will be de-listed from the NYSE, on completion of the unification.

Carnival Corporation will maintain its listing of its shares on the NYSE.

Details on when and how shareholders may cast their votes and attend the meetings will be included in the shareholder materials that are expected to be filed with the U.S. Securities and Exchange Commission (SEC) and made available to shareholders in February 2026.

Q:	How have other companies performed following similar changes? Are there other successful precedents?

A:	Yes, we are aware of 15 other DLCs having been established over the past four decades and today only three of those remain. Unification has been a growing theme for many of the reasons we are recommending. Companies that unified their DLCs have noted benefits from increased simplicity, greater flexibility, more efficient reporting and administrative structures, and a more attractive equity story for investors.

SHAREHOLDER IMPACT QUESTIONS

Q:	What will a unified structure mean for Carnival plc shareholders in the UK (LSE)?

A:	To transition to one register, Carnival plc shareholders will have their Carnival plc shares exchanged for Carnival Corporation shares on a one-for-one basis. The unification and legal incorporation in Bermuda are expected to preserve key shareholder voting and economic rights.

Q:	What is the exchange ratio and how will Carnival plc shareholders receive their shares in Carnival Corporation?

A:	The Carnival plc shares will be exchanged for Carnival Corporation shares on a one-for-one basis.

Additional details regarding the settlement of the share exchange will be provided in the shareholder materials the company expects to file with the SEC and provide to shareholders in February 2026.

Q:	Why has Carnival Corporation chosen a one-for-one exchange ratio when the share prices between Carnival Corporation and Carnival plc are different?

A:	Based on the DLC arrangement, the economic and voting rights associated with a Carnival plc share are the same as those associated with a Carnival Corporation share. As such, the Board believes a one-for-one exchange is appropriate and fair. Following unification, there will be one share price and the current difference in share price in the U.S. versus in the UK will be eliminated.

Q:	How will this affect the dividend that was declared by Carnival Corporation & plc on December 19? Will it change anything about the declaration of future dividends?

A:	The unification will have no impact on the dividend declared on December 19, 2025, which will be paid in February 2026, consistent with prior communications.

The unification will not affect our overall approach to dividends. Any future dividends will remain subject to Board approval and, after the unification, will be paid entirely in U.S. dollars.

Q:	Why should I support the unification?

A:	The Boards of Directors believe the unification is in the best interests of shareholders of both Carnival Corporation and Carnival plc given the strategic and administrative benefits it provides to Carnival Corporation & plc and the in-market trading benefits of a single global share listing, such as eliminating the current share price differential between the NYSE and LSE listed shares and ensuring all shareholders benefit equally and fully from Carnival Corporation & plc’s performance. It will also deliver a simpler corporate structure.

Q:	What action do I need to take? What is the deadline for submitting my vote?

A:	Shareholders will be asked to vote on the proposed measures up to and including at shareholder meetings which the company anticipates will be held in or around April 2026. Details on when and how shareholders may cast their votes and attend the meeting will be included in the shareholder materials that are expected to be filed with the SEC and made available to shareholders in February 2026.

Q:	When will shareholders know if the measures have passed?

A:	The voting results will be posted on the company’s websites at CarnivalCorp.com and Carnivalplc.com after all meetings of shareholders have closed. An announcement will be made in the UK through a regulatory information service.

The results will also be published in a joint Current Report on Form 8-K filed with the SEC within four business days after the date of the special and annual meetings of shareholders.

Q:	Where may shareholders get more information if they still have questions about unification?

A:	Carnival Corporation and Carnival plc shareholders should carefully read the shareholder materials that are expected to be filed with the SEC and made available to shareholders in February 2026. Shareholders may also visit CarnivalCorp.com/unify or the Investor Relations section of Carnivalplc.com[1]. Shareholders may also contact their own professional advisors for more information.

1 The information contained on our websites is not incorporated into this document.

EMPLOYEE QUESTIONS

Q:	What are the implications to stock-based employee incentive and benefits programs, including equity incentive and employee stock purchase plans (“ESPP”)?

A:	The fundamental purpose of the company’s employee stock-based programs will remain unchanged. The most visible change for employees—particularly for those who previously purchased or received Carnival plc shares—is that, following unification, all purchased shares and share awards will be issued in shares in Carnival Corporation (legally incorporated in Bermuda) rather than Carnival plc shares. All other aspects of the programs, including how they operate, as well as the timing and process for exercising shares are expected to remain substantially the same.

Q:	Where may employee shareholders get additional information if they still have questions about unification?

A:	Carnival Corporation and Carnival plc employee shareholders should carefully read the shareholder materials that are expected to be filed with the SEC and made available to shareholders in February 2026. They may also visit CarnivalCorp.com/unify or the Investor Relations section of Carnivalplc.com[1] or reach out to their HR contacts in the company. Employee shareholders may also contact their own professional advisors for more information.

Q:	What does this mean for UK operations?

A:	The UK will remain a core part of the group's business, and its operations in the country will be unaffected. This unification does not change the company’s commitment to or presence in the UK market. The company will continue to maintain a significant corporate presence in Southampton, which will also continue to serve as the home office of the P&O Cruises and Cunard Cruises brands. These changes are not expected to impact the company's UK team member roles or employment terms.

Q:	Will the company retain its UK office following unification?

A:	Yes. This unification does not change the company’s commitment to or presence in the UK, and the UK will remain a priority for Carnival Corporation. Operations in the country will be unaffected, and the company will retain its significant corporate presence in Southampton, which remains the home office of Carnival UK and the P&O Cruises and Cunard brands.

BONDHOLDER QUESTIONS

Q:	Will the DLC unification have any impact on the company’s outstanding notes?

A:	The DLC unification and legal incorporation in Bermuda are not expected to impact the company’s outstanding notes, including the guarantees thereof provided by Carnival plc and certain of Carnival Corporation’s and Carnival plc’s respective subsidiaries.

BUSINESS PARTNER (VENDORS/SUPPLIERS) QUESTIONS

Q:	Will this affect supplier business relationships with Carnival Corporation & plc?

A:	No. This corporate structure change is not expected to impact the company’s business partnerships, contracts, or working relationships. The company expects all existing arrangements to continue on a business-as-usual basis.

    TERMS AND DEFINITIONS

•	Prior to completion of the DLC unification and legal incorporation in Bermuda, “Carnival Corporation” refers to Carnival Corporation, a Panama corporation. Following completion of the DLC unification and legal incorporation in Bermuda, “Carnival Corporation” refers to Carnival Corporation Ltd., a Bermuda company.

•	“Carnival Corporation shares” references shares of common stock of Carnival Corporation listed on the New York Stock Exchange (NYSE:CCL)

•	“Carnival plc shares” references ordinary shares of Carnival plc listed on the London Stock Exchange (LSE: CCL)

•	“Carnival plc ADSs” refer to American Depositary Shares of Carnival plc listed on the New York Stock Exchange (NYSE: CUK)

•	“DLC” refers to Carnival Corporation and Carnival plc’s dual listed company (DLC) arrangement

•	“ESPP” refers to the tax-advantaged Employee Stock Purchase Plan offered by the company

•	“LSE” refers to the London Stock Exchange

•	“NYSE” refers to the New York Stock Exchange

Important Information for Investors and Stockholders

In connection with the proposed unification and redomiciliation transactions, Carnival Corporation plans to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, containing a Proxy Statement/Prospectus relating to the proposed transactions (collectively, the “Proxy Statement”), and Carnival plc plans to file the Proxy Statement with the SEC. Investors and securityholders of Carnival Corporation and Carnival plc are urged to read the Registration Statement, the Proxy Statement and any other relevant documents filed with the SEC when they are available, because they contain, or will contain, important information about Carnival Corporation and Carnival plc, the proposed transactions and related matters. The final Proxy Statement will be mailed to shareholders of Carnival Corporation and Carnival plc. Investors and securityholders of Carnival Corporation and Carnival plc will be able to obtain copies of the Registration Statement and the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Carnival Corporation and Carnival plc, without charge, at the SEC’s website (http://www.sec.gov). The release, publication or distribution of this document in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this document is released, published or distributed should inform themselves about and observe such restrictions. Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This document shall not constitute or form the basis of, and should not be relied on in connection with, any contract or investment decision in relation to the securities of Carnival Corporation or Carnival plc or any other entity.

Participants in the Solicitation

Carnival Corporation, Carnival plc and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Carnival Corporation’s and Carnival plc’s shareholders in respect of the proposed transactions under the rules of the SEC. Information regarding Carnival Corporation’s and Carnival plc’s directors and executive officers is available in Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K for the year ended November 30, 2024 and Carnival Corporation’s and Carnival plc’s joint proxy statement, dated February 28, 2025, for its 2025 annual meeting of stockholders, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Carnival Corporation’s securities by Carnival Corporation’s directors or executive officers or Carnival plc’s securities by Carnival plc’s directors or executive officers from the amounts described in Carnival Corporation’s and Carnival plc’s 2025 joint proxy statement have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of Carnival Corporation’s and Carnival plc’s 2025 joint proxy statement and are available at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be included in the Registration Statement, the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Information

This document contains statements herein regarding the proposed unification and redomiciliation transactions, future financial and operating results, benefits of the transactions and any other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this document, other than statements of historical fact, are forward-looking statements that may be identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Such forward-looking statements are based upon current beliefs, expectations and discussions related to the proposed unification and redomiciliation transactions and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental and court approvals of the transactions on the proposed terms and schedule, the failure of Carnival Corporation and Carnival plc shareholders to approve the transactions, the effects of industry, market, economic, political or regulatory conditions outside of the parties’ control and the parties’ ability to achieve the benefits from the proposed transactions. Additional factors that may affect future results are contained in Carnival Corporation’s and Carnival plc’s filings with the SEC, including Carnival Corporation’s and Carnival plc’s most recent joint Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and, except to the extent legally required, any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed.